EXHIBIT-4-6.14
                                                        EXHIBIT A
                   [FORM OF LETTER OF CREDIT]


                  IRREVOCABLE LETTER OF CREDIT

                          No. U-94-0047


                                                  January 6, 1994


Rhode Island Hospital Trust National Bank,
  as Trustee
150 Royal Street
Canton, Massachusetts 02021

Attention:  Corporate Trust

Dear Sirs:

     We hereby establish, at the request and for the account of Newport Electric Corporation (the "Company"), in your favor, as Trustee under the Trust Indenture, dated as of January 1, 1994 (the "Indenture") between Rhode Island Port Authority and Economic Development Corporation (the "Issuer") and you, pursuant to which $7,925,000 in aggregate principal amount of the Issuer's Electric Energy Facilities Revenue Refunding Bonds (Newport Electric Corporation Project 1994 Series) (the "Bonds") are being issued, our direct-pay, Irrevocable Letter of Credit No. U-94-0047 in the amount of $8,032,500 (the "Stated Amount") of which
(i) $7,925,000 shall support the payment of the principal or portion of the purchase price or redemption price corresponding to principal of the Bonds (the "Principal Component"), and (ii) $107,500 shall support the payment of up to 45 days' interest or portion of the purchase price or redemption price corresponding to interest on the Bonds computed at the assumed interest rate of 11.0% per annum (computed on the basis of a 365 day year) (as more fully described below) (the "Interest Component"), effective immediately and expiring at 3 P.M. (New York City time) on January 6, 1997 (the "Scheduled Termination Date"), or such earlier date as may be set forth herein. All drawings under this Letter of Credit will be paid with our own funds.

     We hereby irrevocably authorize you to draw on us, in an aggregate amount not to exceed the amount of this Letter of Credit set forth above and in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more drawings (subject to the provisions contained in the next following paragraph) by your draft referring thereon to the number of this Letter of Credit, payable at sight on a day of the year, other than a Saturday or Sunday, on which banks are not required or authorized to close in New York City, Atlanta, Georgia or in the state in which your principal office or the principal corporate office of the Company, the Paying Agent (as defined in the Indenture) or the Remarketing Agent (as defined in the Indenture) is located and the New York Stock Exchange is open (a "Business Day"), and accompanied by your written and completed certificate signed by you in substantially the form of Annex A attached hereto (such draft accompanied by such certificate being your "Interest Draft"), an amount not exceeding $107,500 representing up to 45 days' interest on the Bonds, computed at the assumed rate of 11.0% per annum (based on a 365 day year); (2) in one or more drawings (subject to the reinstatement provisions below) by one or more of your drafts, referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being your "Purchase Draft"), an aggregate amount not exceeding $8,032,500 covering the portion of the purchase price of the bonds corresponding to principal and interest; (3) in one or more drawings by one or more of your drafts referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being your "Partial Redemption Draft"), an aggregate amount not exceeding $8,032,500, covering principal and interest on the Bonds; and (4) in a single drawing by your draft referring thereon to the number of this Letter of Credit, payable at sight on a Business Day, and accompanied by your written and completed certificate signed by you in substantially the form of Annex D attached hereto (such draft accompanied by such certificate being your "Final Draft" and any Draft referred to in this paragraph being a "Draft"), an amount not exceeding $8,032,500 covering principal of and accrued and unpaid interest on, or the purchase price corresponding to the principal of and accrued and unpaid interest on, the Bonds. Drafts are not available to pay any premium due and owing on (or with respect to the purchase or redemption price of) the Bonds.

     (i) If you shall draw on us by your Interest Draft or Purchase Draft while you are in Weekly Mode (as defined in the Indenture) and you shall not have received from us within seven
(7) calendar days from the date of such drawing a written notice to the effect that (a) we have not been reimbursed for such drawing, (b) or that an event of default has occurred and is continuing under that certain Reimbursement Agreement entered into in connection with this Letter of Credit (the "Reimbursement Agreement"), and that the Interest Component of the Letter of Credit will not be reinstated in the amount of such drawing corresponding to interest, or (ii) if you shall draw on us by your Interest Draft or your Purchase Draft while you are in Flexible Mode (as defined in the Indenture) and you shall not have received from us prior or concurrently with such drawing a written notice to the effect that (a) we have not been reimbursed for any prior drawings hereunder not constituting an Advance, or
(b) that an event of default has occurred and is continuing under the Reimbursement Agreement, and that the Interest Component of the Letter of Credit will not be reinstated in the amount of such drawing corresponding to interest, your right to draw on us with respect to the Interest Component of the Letter of Credit by Drafts shall be automatically reinstated in the amount of such drawing corresponding to interest, and, effective (x) when clause
(i) is operative, the eighth (8th) calendar day from the date of such drawing, or (y) when clause (ii) above is operative, immediately after such drawing. This automatic reinstatement of your right to draw on us with respect to the Interest Component of the Letter of Credit by your Drafts shall be applicable to successive drawings by your Drafts (subject to this paragraph) so long as this Letter of Credit shall not have terminated as set forth below.

     Upon our honoring of any Purchase Draft, Final Draft or Partial Redemption Draft hereunder, the amount available hereunder to be drawn by your subsequent Interest Drafts hereunder shall be reduced by the amount of any such Drafts corresponding to accrued and unpaid interest on the Bonds, subject to reinstatement as indicated in the next preceding and following paragraphs with respect to such Drafts.

     Upon our honoring any Purchase Draft, Final Draft or Partial Redemption Draft presented by you hereunder, the amount of this Letter of Credit and the amounts available to be drawn by you hereunder by any subsequent Purchase Draft, Partial Redemption Draft, and Final Draft shall be automatically decreased by an amount equal to the amount of such Purchase Draft (subject to the reinstatement of the Interest Component described above), or Final Draft and, in the case of a drawing by your Partial Redemption Draft, by an amount equal to the principal amount of Bonds that are the subject of such Draft plus 45 days' interest on such principal amount of Bonds computed at an assumed rate of 11.0% per annum, subject to reinstatement (if any) as follows:

          (i) with respect to amounts decreased on payment of any Purchase Draft, the Principal Component of this Letter of Credit shall be automatically increased when and to the extent, but only when and to the extent, that we are reimbursed by or on behalf of the Company for any amount drawn hereunder by such Purchase Draft (including any accrued interest received with respect to the Bank Bonds being resold) or the Remarketing Agent advises you that the Remarketing Agent has found a purchaser to whom it can remarket Pledged Bonds acquired with such Drafts all as set forth in your completed certificate signed by you in substantially the form of Annex E attached hereto. The Interest Component of the Purchase Draft shall be reinstated as set forth above. Any amount received by us from or on behalf of the Company in reimbursement of amounts drawn hereunder by any Purchase Draft corresponding to principal shall, if accompanied by such certificate, be applied to the extent of the amount indicated therein corresponding to principal to reimburse us for amounts drawn hereunder by your Purchase Drafts corresponding to principal;

         (ii) with respect to amounts decreased on payment of any Partial Redemption Draft or Final Draft, the amount of this Letter of Credit shall not be reinstated.

     Funds from us under this Letter of Credit are available to you against your Drafts. Each such Draft shall be dated the date of its presentation, and each such Draft shall be presented to our Atlanta office, which is currently located at Two Paces West, 2727 Paces Ferry Road, Suite 1200, Atlanta, Georgia 30339,
Attention: Clare C. Coyne, Senior Associate, Credit Operations, or at any other office which we may designate to you by written notice from time to time. In lieu of delivery to us of any such Draft, you may transmit to us by facsimile transmission, the text of such draft to the following number: (404) 319-4950 (or at any other number which we may designate to you by written notice from time to time).

    If we receive any of your Drafts at such office, all in strict conformity with the terms and conditions of this Letter of Credit, with respect to any drawing, not later than 12:00 Noon (New York City time) on a Business Day prior to the termination hereof, we will honor the same by 2:00 P.M. (New York City time) on the same day in accordance with your payment instructions. If we receive any of your Drafts at such office, all in strict conformity with the terms and conditions of this Letter of Credit, later than the times specified in the preceding sentence on a Business Day prior to the termination hereof, we will honor the same on the next succeeding Business Day in accordance with your payment instructions. If requested by you, payment under this Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to your account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account that you maintain with us.

     In connection with the presentation of any Purchase Draft or any Final Draft (upon a purchase, upon expiration, termination or substitution of the Letter of Credit), Bonds in aggregate principal amount equal to the principal amount of such Purchase Draft or Final Draft shall be delivered to the Bank or its designee as promptly as practicable, registered in the name of the Bank, or its designee, as pledgee of the Company, pledged to the Bank pursuant to the Pledge Agreement, dated as of January 6, 1994 made by the Company in favor of the Bank (the "Pledge Agreement") and in any event within five (5) Business Days after such presentation. With respect to any Purchase Draft, the Bank agrees that it shall not release any Bonds pledged to it until the Letter of Credit shall be reinstated with respect to any amounts drawn hereunder by such Drafts, and the Bank shall notify its designee to release Bonds held on behalf of the Bank upon such reinstatement of the Letter of Credit.

     Upon the earliest of (i) our honoring your Final Draft presented hereunder, (ii) the Scheduled Termination Date, (iii) the date on which we receive a certificate signed by you stating that the Company has provided and you have accepted an Alternate Credit Facility in accordance with the terms of the Indenture that is effective the date of such certificate, (iv) the close of business on the first Business Day following receipt of notice from you to us that all of the Bonds have been converted to a Fixed Rate (as defined in the Indenture), (v) the fifth Business Day following receipt by you of our determination to terminate the Letter of Credit on such fifth business day as a result of an occurrence of an event of default under the Reimbursement Agreement and to direct either a mandatory tender or acceleration and/or redemption pursuant to the Indenture, and (vi) the close of business on the date on which there are no longer any Bonds Outstanding and of which notice was given to us by you of such occurrence, this Letter of Credit shall terminate (such earliest date, the "Credit Termination Date").

     This Letter of Credit is transferable in its entirety to any transferee whom you certify to us has succeeded you as Trustee under the Indenture, and may be successively transferred. Transfer of the available balance under this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation we shall forthwith transfer the same to your transferee or, if so requested by your transferee, issue a letter of credit to your transferee with provisions therein consistent with this Letter of Credit.

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds and the Reimbursement Agreement), except only the certificates and the drafts referred to herein which are hereby incorporated by reference; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.

     This Letter of Credit shall be governed by the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York, except that Article 22(c) of the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, shall govern solely with respect to telecopy transmissions. Communications with respect to this Letter of Credit other than presentations of Drafts and certificates hereunder shall be in writing and shall be addressed to us at the above-referenced Atlanta, Georgia address, with a copy to Canadian Imperial Bank of Commerce, 200 West Madison Street, Suite 2300, Chicago, Illinois 60606, Attention: Margaret McTigue, specifically referring to the number of this Letter of Credit.


                         Very truly yours,

                         CANADIAN IMPERIAL BANK OF COMMERCE,
                           NEW YORK AGENCY


                         By____________________________
                         Title:



                         By____________________________
                         Title:
                              Annex A

               Form of Certificate for Interest Draft

     CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF UP
     TO 45 DAYS' INTEREST ON THE BONDS

               Irrevocable Letter of Credit No. U-94-0047

          The undersigned, a duly authorized officer of the undersigned Trustee (the "Trustee"), hereby certifies to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-94-0047 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment of interest on the Bonds on an Interest Payment Date under the Indenture (other than Company Bonds (as defined in the Indenture), or Bank Bonds (as defined in the Indenture)), which payment is due and payable.

          (3) [The Interest Draft accompanying this Certificate is the first Interest Draft presented by the Trustee under the Letter of Credit.] [The Interest Draft last presented by the Trustee under the Letter of Credit was honored and paid by the Bank on ____________, 19__, and the Trustee has not received a notice prior or on the date hereof, from the Bank that would prevent the Trustee from presenting this Interest Draft.]

          (4) The amount of the Interest Draft accompanying this certificate is $__________. It was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit.

          (5) The amount demanded hereby does not include any amount in respect of the payment of interest on or portion of purchase price corresponding to interest on Bonds being redeemed or purchased, respectively, on the Interest Payment Date to which this drawing relates.

          (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the interest amount owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

          IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate as of the ____ day of __________, 19 .

                              Rhode Island Hospital Trust
                                    National Bank,
                                as Trustee


                              By______________________________
                                Name:
                                Title:
                                Annex B

               Form of Certificate for Purchase Draft


     CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF
     PRINCIPAL PLUS ACCRUED INTEREST OF BONDS TO BE PURCHASED
     PURSUANT TO SECTIONS 301 OR 302(a) OF THE INDENTURE


               Irrevocable Letter of Credit No. U-94-0047


          The undersigned, a duly authorized officer of the undersigned Trustee (the "Trustee"), hereby certifies to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-94-0047 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon a tender or purchase of all or less than all of the Bonds that are Outstanding (as defined in the Indenture), of the unpaid principal amount of Bonds to be purchased pursuant to the terms of Section 301 or Section 302(a) with respect to the conversion of Bonds to any different Rate Period other than a Fixed Rate Period (other than Company Bonds (as defined in the Indenture), or Bank Bonds (as defined in the Indenture)), which payment is due on the date on which this Certificate and the Purchase Draft it accompanies are being presented to the Bank.

          (3) The amount of the Purchase Draft accompanying this Certificate is equal to the sum of (i) $_________ being drawn in respect of the unpaid principal amount of Bonds (other than Company Bonds (as defined in the Indenture), or Bank Bonds as defined in the Indenture)) to be purchased as a result of a tender and (ii) $_________ being drawn in respect of the payment of up to 45 days' accrued and unpaid interest on such Bonds.

          (4) Unless the Bonds purchased hereunder are remarketed by the Remarketing Agent, the Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Company, pursuant to
     Section 3 of the Pledge Agreement, and shall deliver or cause to be delivered to the Bank or its designee a principal amount of Bonds equal to the amount set forth in paragraph 3(i) above as promptly as practicable, and in any event within five (5) Business Days after presentation of the Purchase Draft accompanying this Certificate.

          (5) The amount of the Purchase Draft accompanying this certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit.

          (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the portion of the purchase price corresponding to principal and interest on Bonds tendered or purchased pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose, and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

          The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring of the Purchase Draft accompanying this Certificate, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder with respect to principal of the Bonds by any subsequent Purchase Draft, Partial Redemption Draft, and Final Draft are automatically decreased by an amount equal to the amount set forth in paragraph 3(i) above, subject to reinstatement as set forth in the Letter of Credit.

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________, 19 .

                              Rhode Island Hospital Trust
                                    National Bank,
                                as Trustee


                              By________________________________
                                Name:___________________________
                                Title:__________________________
                                Annex C

          Form of Certificate for Partial Redemption Draft


     CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT OF
     PRINCIPAL AND ACCRUED INTEREST UPON PARTIAL REDEMPTION


           Irrevocable Letter of Credit No. U-94-0047


          The undersigned, a duly authorized officer of the undersigned Trustee (the "Trustee"), hereby certifies to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-94-0047 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, upon redemption of less than all of the Bonds that are Outstanding (as defined in the Indenture), pursuant to the terms of Section 306(a) or
     Section 306(c) of the unpaid principal amount of, and up to 45 days' accrued and unpaid interest on, the Bonds to be redeemed pursuant to the Indenture (other than Company Bonds (as defined in the Indenture), or Bank Bonds (as defined in the Indenture)).

          (3) The amount of the Partial Redemption Draft accompanying this Certificate is equal to the sum of (i) $__________ being drawn in respect of the payment of unpaid principal of Bonds (other than Company Bonds (as defined in the Indenture), or Bank Bonds (as defined in the Indenture)) to be redeemed, and (ii) $_________ being drawn in respect of the payment of up to 45 days' accrued and unpaid interest on such Bonds.

          (4) The amount of the Partial Redemption Draft accompanying this Certificate was computed in accordance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit.

          (5) This Certificate and the Partial Redemption Draft it accompanies are dated, and are being presented to the Bank on, the date on which the unpaid principal amount of, and accrued and unpaid interest on, Bonds to be redeemed are due and payable under the Indenture upon redemption of less than all of the Bonds that are Outstanding (as defined in the Indenture).

          (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount of and accrued and unpaid interest on the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

          The Trustee acknowledges that, pursuant to the terms of the Letter of Credit, upon the Bank's honoring the Partial Redemption Draft accompanying this Certificate, the amount of the Letter of Credit and the amounts available to be drawn by the Trustee thereunder with respect to principal and interest, respectively, of the Bonds are automatically and permanently decreased by an amount equal to the principal amount of Bonds that are the subject of this Certificate plus 45 days interest on such principal amount of Bonds computed at an assumed rate of 11.0% per annum.

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________, 19 .


                              Rhode Island Hospital Trust
                                    National Bank,
                                as Trustee


                              By________________________________
                                Name:___________________________
                                Title:__________________________
                              Annex D

               Form of Certificate for Final Draft


     CERTIFICATE FOR DRAWING IN CONNECTION WITH THE PAYMENT
     OF PRINCIPAL AND UP TO 45 DAYS' INTEREST, UPON STATED
     OR ACCELERATED MATURITY OR OPTIONAL OR MANDATORY
     REDEMPTION AS A WHOLE OR MANDATORY PURCHASE AT THE DIRECTION
     OF THE BANK OR OTHERWISE OR EXPIRATION OR CANCELLATION OR
     SUBSTITUTION OF THE LETTER OF CREDIT


           Irrevocable Letter of Credit No. U-94-0047


          The undersigned, a duly authorized officer of the undersigned Trustee (the "Trustee"), hereby certifies to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-94-0047 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a drawing under the Letter of Credit with respect to a payment, either at stated maturity, upon acceleration, or as a result of a redemption as a whole pursuant to the Indenture, or upon a mandatory purchase at the direction of the Bank or otherwise upon (i) expiration or cancellation of the Letter of Credit pursuant to Section 302(a) upon conversion to a Fixed Rate (as defined in the Indenture) or Section 302(b) of the Indenture, (ii) mandatory redemption as a whole following a Determination of Taxability (as defined in the Indenture) pursuant to Section 306(b), (iii) termination of the Letter of Credit pursuant to Section 306(c)(i) of the Indenture,
     (iv) at the direction of the Bank pursuant to Section 302(c) following an Event of Default under and as defined in the Reimbursement Agreement, or (v) at the direction of the Authority (as defined in the Indenture) pursuant to Section 306 of the unpaid principal amount of, or the portion of the purchase price corresponding to the unpaid principal amount of, and up to 45 days' accrued and unpaid interest on, or the portion of the purchase price corresponding to accrued and to be accrued and unpaid interest through the date of purchase on, all of the Bonds that are "Outstanding" within the meaning of the Indenture (other than Company Bonds (as defined in the Indenture), or Bank Bonds (as defined in the Indenture)).

          (3)  The amount of the Final Draft accompanying this
     Certificate is $          and is equal to the sum of (i)
     $_________ being drawn in respect of the payment of unpaid principal of, or the portion of the purchase price corresponding to the unpaid principal amount of, Bonds (other than Company Bonds (as defined in the Indenture), or Bank Bonds (as defined in the Indenture)), and (ii) $_________ being drawn in respect of the payment of up to 45 days' accrued and unpaid interest, or the portion of the purchase price corresponding to accrued and unpaid interest on, such Bonds.

          (4) The amount of the Final Draft accompanying this Certificate was computed in compliance with the terms and conditions of the Bonds and the Indenture and does not exceed the amount available to be drawn by the Trustee under the Letter of Credit.

          (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount, or the portion of the purchase price corresponding to such principal amount, and accrued and unpaid interest, or the portion of the purchase price corresponding to accrued and unpaid interest, thereon owing on account of the Bonds pursuant to the Indenture, (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

          (6) The Trustee shall register or cause to be registered in the name of the Bank, or its designee, as pledgee of the Company, pursuant to Section 3 of the Pledge Agreement, and shall deliver or cause to be delivered to the Bank, or its designee, a principal amount of Bonds equal to the principal amount of the Final Draft (unless such drawing is for a redemption as a whole of the Bonds) accompanying this Certificate as promptly as practicable, and in any event within five (5) Business Days after presentation of such Final Draft accompanying this Certificate.

           (7)  Upon payment by you of the Final Draft
     accompanying this Certificate, we acknowledge that the Letter of Credit will terminate.

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________, 19 .


                              Rhode Island Hospital Trust
                                    National Bank,
                                as Trustee


                              By________________________________
                                Name:___________________________
                                Title:__________________________
                                Annex E


      Form of Reinstatement Certificate for Purchase Draft

     CERTIFICATE FOR THE REINSTATEMENT OF AMOUNTS AVAILABLE
        UNDER IRREVOCABLE LETTER OF CREDIT NO. U-94-0047


          The undersigned, a duly authorized officer or agent of the undersigned Trustee (the "Trustee"), hereby certifies to Canadian Imperial Bank of Commerce, New York Agency (the "Bank"), with reference to Irrevocable Letter of Credit No. U-94-0047 (the "Letter of Credit", the terms defined therein and not otherwise defined herein being used herein as therein defined) issued by the Bank in favor of the Trustee, as follows:

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          [(2) The Trustee has received notice from the Company that the amount of $_________ paid to you today by or on behalf of the Company is a payment made to reimburse you, pursuant to that certain Reimbursement Agreement dated as of January 6, 1994 (the "Reimbursement Agreement") between the Company and the Bank, for amounts drawn under the Letter of Credit by Purchase Draft(s) with respect to principal together with any accrued interest received with respect to the Bonds being resold after the date of such Purchase Draft(s). The Trustee hereby requests that you reinstate the Principal Component of the Letter of Credit upon receipt of such payment in an amount equal to the principal amount specified below, respectively:


               Principal:          $___________________
               Accrued Interest:   $___________________]

          [(3) The Trustee has received notice from the Remarketing Agent that the Remarketing Agent has found purchaser(s) to whom it can remarket Bonds pledged to you in connection with a Purchase Draft, pursuant to the Indenture. The principal amount of such Bonds and the amount of accrued interest being repaid thereon, as communicated to us by the Remarketing Agent, are as follows and the Trustee hereby requests that you reinstate the Principal Component of the Letter of Credit by an amount equal to such principal amount specified below:


                    Principal:     $___________________

                    Interest:      $___________________]

          IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice as of the ___ day of ___________, 19 .


                              Rhode Island Hospital Trust
                                    National Bank,
                                as Trustee



                              By:__________________________
                                Title:
                              Annex F

                  Form of Transfer Certificate


                     INSTRUCTION TO TRANSFER



                                                           [Date]



Canadian Imperial Bank
  of Commerce
Two Paces West
2727 Paces Ferry Road
Suite 1200
Atlanta, Georgia  30339

Attention:     Clare C. Coyne, Senior Associate,
               Credit Operations

          Re:  Canadian Imperial Bank of Commerce, New York
               Agency Irrevocable Letter of Credit No. U-94-0047


Gentlemen:

          For value received, the undersigned beneficiary hereby irrevocably transfers to:


                      [Name of Transferee]



                            [Address]


all rights of the undersigned beneficiary to draw under the above-captioned Letter of Credit (the "Letter of Credit"). The transferee has succeeded the undersigned as Trustee under the Indenture (as defined in the Letter of Credit).

          By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof.

          The Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that you transfer the Letter of Credit to our transferee or that, if so requested by the Transferee, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit:

                              Very truly yours,


                              _____________,
                                as predecessor Trustee


                              By________________________________
                                Name:___________________________
                                Title:__________________________

                                                         EXHIBIT C







                      INTEREST RATE NOTICE


Canadian Imperial Bank of Commerce
Two Paces West
2727 Pace Ferry Road
Suite 1200
Atlanta, Georgia  30339

     Re:  Newport Electric Corporation

Ladies and Gentlemen:

     This Interest Rate Notice is delivered to you pursuant to
Section 1.4(c) of the Reimbursement Agreement, dated as of January 6, 1994 (together with all amendments, if any, from time to time made thereto, the "Reimbursement Agreement"), between Newport Electric Corporation, a Rhode Island corporation (the "Company"), and you. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Reimbursement Agreement.

     The Company hereby requests that on                      ,
19   ,

     (1)  [$                  in principal amount of Advances to
          be made on                  , 19   ] [$             of
          the presently outstanding principal amount of the
          Advances originally made on                 , 19
          [and $        of the presently outstanding principal
          amount of the Advances originally made on
                            , 19   ], and all presently being
          maintained as [Base Rate Loans] [CD Rate Loans]
          [LIBO Rate Loans]],

     (2)  be [made as] [converted into] [continued as],

     (3) [CD Rate Loans having an Interest Period of days][LIBO Rate Loans having an Interest Period of months][Base Rate Loans].


     The Company hereby:

     (a) certifies and warrants that no Default has occurred and is continuing; and

     (b) agrees that if prior to the time of such disbursement, continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify you.

Except to the extent, if any, that prior to the time of the disbursement, continuation or conversion requested hereby you shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed to be certified at the date of such disbursement, continuation or conversion as if then made.

     The Company has caused this Interest Rate Notice to be
executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this
       day of                     , 19    .

                              NEWPORT ELECTRIC CORPORATION


                              By
                              Title

                                                       EXHIBIT B-1

                       FORM OF OPINION OF
                    COUNSEL TO THE COMPANY


                                        January 6, 1994

Canadian Imperial Bank of Commerce,
  New York Agency
New York, New York

Goldman, Sachs & Co.
85 Broad Street
24th Floor
New York, New York 10004

          Re:  Rhode Island Port Authority and Economic
               Development Corporation Electric Energy Facilities
               Revenue Refunding Bonds (Newport Electric
               Corporation Project 1994 Series)


Ladies and Gentlemen:

          We are ____________________, Counsel to Newport Electric Corporation, a Rhode Island corporation (the "Company"). In that capacity, we are familiar with the matters relating to the preparation, execution and delivery of a Reimbursement Agreement dated as of January 6, 1994 (the "Reimbursement Agreement"), between the Company and Canadian Imperial Bank of Commerce, New York Agency (the "Bank"). This opinion is delivered to you under Section 2.1(ix) of the Reimbursement Agreement. Terms defined in the Reimbursement Agreement have the same meaning in this opinion, unless otherwise indicated.

          We have examined or have arranged for the examination by an attorney or attorneys under my general supervision such agreements, instruments and documents as we have deemed necessary as a basis for the opinions hereafter expressed. As to questions of fact material to such opinions, we or such attorneys have, when relevant facts were not independently established by us or by them, relied upon certificates of the Company and its officers or of public officials. We have assumed the due execution and delivery of the Reimbursement Agreement by the Bank and the due execution and delivery by the parties thereto, other than the Company, of the Pledge Agreement, the Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Indenture and each of the other Related Documents to which the Company is a party.

          Based upon and subject to the foregoing and upon such investigation and examination of law as I have deemed necessary, we are of the opinion that:

          (1) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Rhode Island. The Company has full corporate power and authority to conduct its business, to own its properties and to execute and deliver and perform all of its obligations under the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Loan Agreement, and each of the other Related Documents to which it is a party.

          (2) The execution, delivery and performance by the Company of the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Loan Agreement, and each of the other Related Documents to which it is a party have been duly authorized by all necessary corporate action, and do not violate (i) any provision of the charter or By-Laws of the Company, (ii) any applicable law or (iii) to the best of my knowledge, any material contractual restriction binding on the Company or any of its Subsidiaries, and, to the best of my knowledge, do not require the creation of, any lien, security interest or other charge or encumbrance (except pursuant to, or as contemplated by, the Reimbursement Agreement, the Pledge Agreement or the Indenture) upon or with respect to any of its property.

          (3) Except for the RIPUC Order, the Issuer Resolution and authorizations necessary under the Public Utility Holding Company Act of 1935, as amended, which have each been duly obtained and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Bonds, is required for the due execution, delivery and performance by the Company of the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Loan Agreement, or any of the other Related Documents to which it is a party.

          (4) The Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Loan Agreement, and each of the other Related Documents to which it is a party are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally or by general equitable principles and except as rights to indemnity or nonrecourse provisions under the Reimbursement Agreement, the Loan Agreement, the Remarketing Agreement, the Bond Purchase Agreement or any of the other Related Documents to which it is a party may be limited by applicable securities law or principles of public policy.

          (5) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (6) The Company is a subsidiary of Eastern Utilities Associates which registered under and subject to the Public Utility Holding Company Act of 1935 and rules thereunder, but the execution, delivery and performance by the Company of the Reimbursement Agreement and the other Related Documents to which it is a party do not violate any provision of such Act or any rule or regulation thereunder.

          (7) The choice of New York law to govern the Reimbursement Agreement is valid under the laws of the State of Rhode Island (the "State") and would be recognized by and given effect to by the courts of the State and federal courts of the United States of America sitting in the State.

          (8) To the best of our knowledge after due inquiry, except as described in the Preliminary Official Statement and the Official Statement, there is no pending or threatened action or proceeding before any court, governmental agency or arbitrator against the Company that would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Loan Agreement, or any of the other Related Documents to which it is a party.

          (9) To the best of our knowledge after due inquiry, except as described in the Preliminary Official Statement and the Official Statement, the Company is not in violation of any law, statute, ordinance, decree, order, judgment, rule or regulation of any governmental authority or regulatory body to which it is subject, which violation would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Loan Agreement, or any of the Related Documents to which it is a party.

          In connection with the opinion set forth in paragraph
(3), we express no view as to whether the Bonds or other securities are required to be registered under the federal securities laws.

          We are a member of the Bar of the States of ______________ and __________ and, as such, do not hold ourselves out as an expert in the law of any jurisdiction other than the State of ______________ and _____________ and the Federal law of the United States. [We note that the Reimbursement Agreement and the Pledge Agreement are stated to be governed by the laws of the State of New York. However, for purposes of paragraph 4 above, we have assumed that the Reimbursement Agreement and the Pledge Agreement are stated to be governed by the laws of the State of Rhode Island.]


                                                       EXHIBIT B-2

            [FORM OF OPINION OF MAYER, BROWN & PLATT
              SPECIAL NEW YORK COUNSEL TO THE BANK]


                         January 6, 1994






Canadian Imperial Bank of Commerce
  New York Agency
New York, New York

Rhode Island Hospital Trust
  National Bank, as Trustee
150 Royal Street
Canton, Massachusetts 02021

Rhode Island Port Authority
  and Economic Development Corporation
Seven Jackson Walkway
Providence, Rhode Island 02903

Goldman, Sachs & Co.
85 Broad Street
24th Floor
New York, New York 10004

     Re:  Rhode Island Port Authority and Economic Development
          Corporation Electric Energy Facilities Revenue
          Refunding Bonds (Newport Electric Corporation Project
          1994 Series)

Ladies and Gentlemen:

     We have acted as special New York counsel to Canadian Imperial Bank of Commerce (the "Bank"), acting through its New York Agency (the "Agency"), in connection with the issuance of its Irrevocable Letter of Credit Number U-94-0047 (the "Letter of Credit") in the stated amount of $8,032,500 issued by the Agency for the benefit of Rhode Island Hospital Trust National Bank, as Trustee for the above-referenced bonds, pursuant to the terms of a Reimbursement Agreement (the "Agreement") dated as of January 6, 1994, by and between the Bank, acting through the Agency, and Newport Electric Corporation (the "Company"). This opinion is furnished at the request of the Bank pursuant to Section 2.1(ix) of the Agreement.

     In connection with the opinions hereinafter expressed, we have examined the Letter of Credit and an executed copy of the Agreement, as well as originals, or copies certified or otherwise identified to our satisfaction, of such other instruments, certificates, records and documents as we have deemed necessary and relevant as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies thereof, and compliance and continued compliance by the Bank and the Agency with any applicable lending limit restrictions. As to questions of fact material to the opinions expressed below, we have, when relevant facts were not independently established by us, examined and relied upon certificates of officers of the Agency or of public officials.

     We have, with your approval, relied as to all matters governed by or involving conclusions under the laws of Canada (or any Province thereof) upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Timothy Murray, Solicitor, Legal Department, to the Bank, dated the date hereof, a copy of which has been delivered to you in connection herewith.

     In rendering the opinions expressed herein, we call to your attention the provisions of Sec. 5-114(2) of the Uniform Commercial Code of the State of New York.

     Based upon the foregoing examination and assumptions, and upon our reliance on the opinions of counsel set forth above, and subject to the qualifications set forth below, we are of the opinion that, under current law and regulations:

     1. The Bank is duly licensed as a foreign bank agency by the banking department of the State of New York (the "NYSBD") to engage in the business of a foreign bank agency in accordance with Article V of the Banking Law of the State of New York (the "NYSBL"). The Bank is duly authorized by the NYSBL to execute, deliver and perform its obligations under the Letter of Credit.

     2. The Letter of Credit has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank, acting through the Agency, enforceable against the Bank, acting through the Agency, in accordance with its terms, except as limited by applicable bankruptcy, receivership, reorganization, insolvency, liquidation, readjustment of debt, moratorium or other similar laws affecting the enforcement of the rights of creditors generally as such laws may be applied in the event of a reorganization, bankruptcy, receivership, insolvency, liquidation, readjustment of debt or other similar proceeding of or moratorium applicable to the Agency or the Bank and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such equitable principles include, but are not limited to, the equitable power of a court in a bankruptcy or similar proceeding of the Company temporarily to restrain the payment of the Letter of Credit by the Bank; however, in our opinion, any such proceeding would not, in and of itself, be the proper basis for a court to permanently enjoin such payment.

     3. Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), affords an exemption from registration for any security "issued or guaranteed by any bank." Section 3(a)(2) defines a "bank" as "any national bank, or any banking institution organized under the laws of any State, territory, or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official . . . ."  The Securities and Exchange Commission has taken the position in Release No. 33-6661 (dated September 29, 1986), that, for purposes of the exemption from registration provided by Section 3(a)(2) of the Act, a branch or agency of a foreign bank located in the United States will be deemed to be a "national bank," or a "banking institution organized under the laws of any State, territory, or the District of Columbia," provided that the nature and extent of the federal and/or state regulation and supervision of the particular branch or agency is substantially equivalent to that applicable to federal and state chartered domestic banks doing business in the same jurisdiction. It is our opinion that, for purposes of applying Release No. 33-6661 to the issuance of the Letter of Credit by the Bank, acting through the Agency, the nature and extent of regulation and supervision of the Agency by the Banking Department of the State of New York is substantially equivalent to that applicable to state chartered domestic banks doing business in the State of New York and that, as a result, the Letter of Credit is not subject to the registration requirements of the Act.

     Our opinion expressed above is limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law.

     This opinion is addressed to you, but it may also be relied upon by Moody's Investors Service, Inc., Standard & Poor's
Corporation, and Timothy Murray, Esq. It may not be used by or relied upon by any other person without our prior written consent.
                              Very truly yours,




JTM:meh                                                       EXHIBIT B-3



        [FORM OF OPINION OF SOLICITOR, LEGAL DEPARTMENT,
                          TO THE BANK]

                         Janaury 5, 1994


Canadian Imperial Bank of Commerce
  New York Agency
New York, New York

Rhode Island Hospital
  Trust National Bank, as Trustee
150 Royal Street
Canton, Massachusetts 02021

Rhode Island Port Authority
 and Economic Development Corporation
Seven Jackson Walkway
Providence, Rhode Island 02903

Goldman, Sachs & Co.
85 Broad Street
24th Floor
New York, New York 10004

     Re:  Rhode Island Port Authority and Economic Development
          Corporation Electric Energy Facilities Revenue
          Refunding Bonds (Newport Electric Corporation Project
          1994 Series)


Ladies and Gentlemen:

     I am a Solicitor of, and have acted as counsel to, Canadian Imperial Bank of Commerce (the "Bank"), acting through its New York Agency (the "Agency"), in connection with the issuance of its Irrevocable Letter of Credit Number U-94-0047 (the "Letter of Credit") in the stated amount of $8,032,500 issued by the Agency for the benefit of Rhode Island Hospital Trust National Bank, as Trustee (the "Trustee") for the above-referenced bonds, pursuant to the terms of a Reimbursement Agreement (the "Agreement") dated as of January 6, 1994, by and between the Bank acting through the Agency and Newport Electric Corporation. At the request of the Bank, this opinion is furnished to you pursuant to
Section 2.1(ix) of the Agreement.

     In connection with the opinions hereinafter expressed, I have examined an executed copy of the Letter of Credit and the Agreement. In addition, I have examined the Bank Act (which constitutes the charter of the Bank) and certified copies of the by-laws of the Bank. I have also examined such certificates of public officials, corporate records and other documents and have considered such questions of law as I have deemed relevant or necessary as a basis for the opinions expressed below.

     In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified or conformed copies or facsimiles.

     I have, with your approval, relied as to certain matters governed by or involving conclusions under the laws of the State of New York upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Mayer, Brown & Platt, special New York counsel to the Bank, dated the date hereof, a copy of which has been delivered to you in connection herewith.

     Based upon the foregoing examination and assumptions, and upon my reliance on the opinions of counsel set forth above, and subject to the qualifications set out below, I am of the opinion that under current law and regulations:

     1. The Bank is a corporation duly organized and validly existing under the laws of Canada and the Bank has all requisite power and authority (corporate and otherwise) to execute and deliver the Letter of Credit.

     2. The Letter of Credit has been duly authorized by the Bank and executed and delivered by the Bank through the Agency.

     3. (a) The governing law clause subjecting the Letter of Credit to New York law is valid under the laws of Canada and the Province of Ontario.

          (b) Under the laws of Canada and the Province of Ontario, New York law will be applied to agreements such as the Letter of Credit which under the laws of Canada and the Province of Ontario have been validly subjected to New York law, unless any terms of such agreements or any provisions of New York law applicable to such agreements violate the public policy or similar principle of Canada or the Province of Ontario. I presently see no reason to believe that any of the terms of the Letter of Credit violates the public policy of Canada or the Province of Ontario.

          (c) Assuming that the Letter of Credit is legal, valid and binding and enforceable under New York law, it is enforceable against the Bank in accordance with its terms, the rules of civil procedure of the Province of Ontario and, subject to the opinion contained in paragraphs (3)(a) and
     (b), the applicable provisions of the chosen law of New York, subject, as to enforcement, to bankruptcy, insolvency, reorganization, liquidation and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, moratorium, reorganization, liquidation of, or the appointment of a receiver with respect to the property of, or a similar event applicable to the Bank.

     4. No authorization, consent or approval or other action by, and no notice to or filing with, any governmental, administrative or other authority or court of Canada or the Province of Ontario is required for the due execution, delivery and performance by the Bank of the Letter of Credit.

     5. In the event of the insolvency or winding-up of the Bank, the obligations of the Bank under the Letter of Credit will rank pari passu with the deposit liabilities and all other senior unsecured obligations of the Bank, except payment of amounts due to Canada or a province and those unsecured obligations that by their terms rank subordinate to the deposit liabilities of the Bank.

     6. The Rules of Practice of Ontario relating to summary procedures permit an action to be brought on any final and conclusive in personam judgment of a foreign jurisdiction, such as a court of the State of New York or a Federal Court sitting in the State of New York, which is not impeachable as void or voidable under the domestic laws of such foreign jurisdiction, for a sum certain and without a review of the merits if: (i) such judgment was not obtained by fraud and the enforcement thereof would not be inconsistent with public policy (I presently see no reason to believe that public policy would preclude enforcement of such a foreign judgment as to the Letter of Credit); (ii) the proceedings leading to such judgment were not contrary to natural justice; (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws; and
(iv) there has been compliance with the Limitations Act (Ontario) which in effect provides that any action to enforce a foreign judgment must be commenced within six years of the date of the foreign judgment.

     7. Assuming that under the applicable laws of the State of New York and/or the United States of America the Trustee has the right to demand and receive, in its own name for the benefit of the holders of the Bonds, payment by the Agency under the Letter of Credit, if the Agency defaults in the performance of its obligation to make payments under the Letter of Credit or if the Agency ceases to exist, then the Trustee may institute legal proceedings in Canada directly against the Bank.

     The foregoing opinions are subject to the following qualifications:

          (i) Under the laws of Canada judgments may only be rendered in Canadian dollars.

          (ii) I am qualified to practice law in Canada and the Province of Ontario and I do not express any opinion with respect to any law other than the law of Canada and the Province of Ontario.

     This opinion is addressed to you, but it may also be relied upon by Moody's Investors Service, Inc., Standard & Poor's
Corporation, and Mayer, Brown & Platt. It may not be used by or relied upon by any other person without my prior written consent.

                    Yours truly,


                    _______________________
                    Solicitor
                    Legal Division
                    EXHIBIT D

                        PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of January 6, 1994, made by NEWPORT ELECTRIC CORPORATION, a corporation organized under the laws of Rhode Island (the "Pledgor"), to CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY (the "Bank"), as contemplated by the Reimbursement Agreement, dated as of January 6, 1994 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Reimbursement Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), between the Pledgor and the Bank.

          PRELIMINARY STATEMENTS:

          (1) Rhode Island Port Authority and Economic Development Corporation (the "Issuer") has agreed to issue its Electric Energy Facilities Revenue Refunding Bonds (Newport Electric Corporation Project 1994 Series) pursuant to a Trust Indenture, dated as of January 6, 1994, between the Issuer and the Trustee (as amended or supplemented from time to time, the "Indenture").

          (2) The Indenture requires that under certain circumstances Bonds delivered by the holders thereof to the Paying Agent (as defined in the Indenture) be purchased with the proceeds of drawings under the Letter of Credit issued by the Bank under the Reimbursement Agreement (Bonds purchased with proceeds of drawings under the Letter of Credit being the "Pledged Bonds").

          (3) It is a condition precedent to the obligation of the Bank to enter into the Reimbursement Agreement and to issue the Letter of Credit that the Pledgor shall have executed and delivered this Agreement to the Bank.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration receipt of which is hereby acknowledged, the Pledgor hereby agrees with the Bank as follows:

          SECTION 1. Pledge. The Pledgor hereby pledges to the Bank, and grants to the Bank a security interest in, all of its right, title and interest in and to the Pledged Bonds and the certificates representing the Pledged Bonds, as the same may be from time to time delivered to the Paying Agent (as defined in the Indenture) or Trustee by the holder thereof, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Bonds (the "Pledged Collateral").

          SECTION 2. Security for Obligations. This Agreement and the pledge and security interest granted by the Pledgor to the Bank hereunder secures the payment and performance of all obligations of the Pledgor to the Bank now or hereafter existing under the Reimbursement Agreement and the Related Documents, including, without limitation, any Advances that have been made as set forth in Section 1.3 of the Reimbursement Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement to the Bank (all such obligations of the Pledgor being the "Obligations").

          SECTION 3. Delivery of Pledged Collateral. In connection with the presentation of any Purchase Draft or Final Draft (as such terms are defined in the Letter of Credit), Pledged Bonds in aggregate principal amount equal to the principal amount of such Purchase Draft or Final Draft shall be delivered by the Paying Agent to the Bank or the Agent (as defined in Section 21 hereof) on behalf of the Bank pursuant to the Indenture as promptly as practicable, and in any event within five (5) Business Days after such presentation. Pledged Bonds shall be (i) registered in the name of the Bank or its designee as pledgee, and all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Agent on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank or (ii) if the Pledged Bonds are then registered under a book-entry-only system with DTC (as such term is defined in the Indenture), delivered by transfer of such Pledged Bonds to an account specified from time to time by the Bank that the Bank's designee maintains at DTC. With respect to any transfer referred to in clause (ii) of the preceding sentence, the Bank's designee shall cause appropriate entries to be made in its records to identify that such Pledged Bonds are registered in the same Bank, as pledgee in accordance with Section 8-313 of the Uniform Commercial Code as in effect in the State of New York. In addition, the Agent (in the case of clause i above) or the Bank's designee (in the case of clause ii above) on behalf of the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations. Pledged Bonds held by or on behalf of the Bank shall not be entitled to the benefits of, and shall not be presented for payment under, the Letter of Credit.

          SECTION 4. Release of Pledged Bonds. The Pledgor hereby agrees that the Bank shall not release any of the Pledged Bonds in connection with Pledged Bonds purchased with the proceeds of a Purchase Draft until (i) the Bank is reimbursed in full pursuant to Section 1.5 of the Reimbursement Agreement for any amounts then outstanding made to the Pledgor as a result of a drawing or drawings under the Letter of Credit to purchase such Pledged Bonds (or the Remarketing Agent notifies the Bank that it has found a purchaser to whom it can remarket Pledged Bonds), and
(ii) the amount available to be drawn under the Letter of Credit (if the Letter of Credit is then in effect) for payment of principal or purchase price equal to principal of Bonds has been reinstated in an amount equal to the principal amount of the Pledged Bonds to be so released. If the Pledgor, or the Remarketing Agent or the Paying Agent on behalf of the Pledgor, reimburses the Bank for any such Advances (or the Remarketing Agent notifies the Bank that it has found a purchaser to whom it can remarket Pledged Bonds), and the Bank is notified by the Trustee by the delivery of a certificate completed and signed by the Trustee in substantially the form of Annex E to the Letter of Credit, the Bank hereby authorizes the Agent to release from the lien of this Agreement and deliver to the Pledgor (or its order) or the Remarketing Agent (if such reimbursement is made by the Remarketing Agent or Paying Agent on behalf of the Pledgor or if such Bonds are to be remarketed) Pledged Bonds in a principal amount equal to the amount of such reimbursement (or the principal amount of Pledged Bonds to be purchased by such purchaser).

          While the Letter of Credit is in effect, the Bank agrees that notice to the Agent to release Pledged Bonds shall be conclusive evidence of the reinstatement of the Letter of Credit with respect to such Pledged Bonds and the Agent agrees not to release Pledged Bonds absent such notice from the Bank or authorization hereunder.

          SECTION 5.  Representations and Warranties.  The
Pledgor represents and warrants that:

          (a) Upon the delivery of the Pledged Bonds to the Bank or the Agent the Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and on the date of delivery to the Trustee on behalf of the Bank of Pledged Bonds described herein, to the best knowledge of the Pledgor neither the Remarketing Agent, the Paying Agent nor the Trustee will have any right, title or interest in or to the Pledged Bonds.

          (b) The Pledgor has, and on the date of delivery to the Trustee on behalf of the Bank of the Pledged Bonds will have, full power and authority to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Agreement.

          (c) (i) In the case of Pledged Bonds delivered pursuant to clause (i) of Section 3, upon the delivery of the Pledged Bonds to the Bank or the Agent, the pledge of the Pledged Bonds pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations, and (ii) in the case of Pledged Bonds delivered pursuant to clause (ii) of Section 3, DTC's recordation of appropriate entries in its books reducing the account of the Pledgor (or, if the Pledgor is not a participant of DTC, the account of the DTC participant acting for the Pledgor with respect to the relevant securities) and increasing the account maintained by the Bank's designee at DTC in the amount of such Pledged Bonds is effective to create a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Obligations. No filing or other action will be necessary to perfect or protect the security interest created thereby, in each case subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance created by the Pledgor or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor that would include the Pledged Bonds. No filing or other action will be necessary to perfect or protect the security interest created hereby.

          (d) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

          (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or
(ii) for the execution, delivery or performance of this Agreement by the Pledgor.

          (f) The execution, delivery and performance of this Agreement does not violate any provision of any law or regulation presently in effect and known to Pledgor to have applicability to it or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign of which the Pledgor is aware, or of the charter or by-laws of the Pledgor or of any material mortgage, indenture, lease contract, or agreement, to which the Pledgor is a party or which is binding upon the Pledgor or upon any of its assets, and does not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Pledgor except as provided in or contemplated by this Agreement, the Reimbursement Agreement or other Related Documents.

          (g) To the best knowledge of the Pledgor there is no pending action or proceeding before any court, governmental agency or arbitrator against or directly involving the Pledgor and there is no threatened action or proceeding affecting the Pledgor before any court, governmental agency or arbitrator which, in any case, is likely materially to impair the Pledgor's ability to perform its obligations under this Agreement.

          SECTION 6.  Affirmative Covenants.  So long as a
drawing is available under the Letter of Credit or any Advance shall remain outstanding or the Reimbursement Agreement is still in effect, the Pledgor covenants and agrees that, unless the Bank shall otherwise consent in writing:

          (a) Upon delivery of any Pledged Bond to the Agent on behalf of the Bank or to the Bank and payment of the proceeds of the related amounts then outstanding, if any, to or for the account of the holder who delivered such Bond pursuant to the Indenture, the Pledgor will own the same free and clear of all liens, claims, encumbrances and security interests of any nature whatsoever created by the Pledgor, except for the lien and security interest provided for by this Agreement.

          (b) The Pledgor will defend the Bank's position as pledgee of the Pledged Bonds against the claims and demands of all persons whomsoever.

          (c) The Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as Pledged Collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

          SECTION 7. Negative Covenant. So long as a drawing is available under the Letter of Credit or any Advance shall remain outstanding or the Reimbursement Agreement shall otherwise remain in effect, the Pledgor will not, without the written consent of the Bank, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Bonds, nor will it create, incur or permit to exist any affirmative pledge, lien, mortgage, hypothecation, security interest, charge, option or any other affirmative encumbrance with respect to any of the Pledged Bonds or Pledged Collateral, or any interest therein, or any proceeds thereof, except for (i) the lien and security interest provided for by this Agreement, and (ii) any of the foregoing that were not created by the Pledgor and that are being contested in good faith.

          SECTION 8. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          SECTION 9. Voting Rights; Interest; Etc. (a) So long as no Event of Default or Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Reimbursement Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if, the Bank notifies the Pledgor that, in the Bank's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof, and provided further, that the Pledgor shall give the Bank at least two days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

          (b) Upon the occurrence and during the continuance of an Event of Default or a Default, all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 9(a) shall cease, and all such rights shall thereupon become vested in the Bank which shall thereupon have the sole right to exercise such voting and other consensual rights.

          (c) If the Company shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, the Company agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of the Pledged Bonds that are received by the Company and paid to the Bank shall be credited against the obligations of the Company to the Bank under the Reimbursement Agreement.

          SECTION 10. Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-in-fact, said appointment being coupled with an interest, with full authority in the place and stead of the Pledgor, and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument which the Bank may deem necessary or advisable to assure that Pledged Bonds are pledged to the Bank and the Pledgor's agreements and Obligations hereunder are performed and satisfied, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

          SECTION 11. Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank, upon notice to the Pledgor, may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under
Section 15.

          SECTION 12. Reasonable Care. The Bank and the Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in their possession if the Pledged Collateral is accorded treatment substantially equal to that which the Bank or the Agent accords its own property, it being understood that the Bank and the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Bank or the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          SECTION 13. Sale of Collateral. The Pledgor agrees to do or cause to be done all such other acts and things as may be necessary to make any sale or sales of any portion or all of the Pledged Bonds contemplated by Section 14 hereof valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred. The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Bank by reason of a breach of any of such covenants and, consequently, agrees that, if the Bank shall sue for damages for breach, it shall pay, as liquidated damages and not as a penalty, against release to it of the Pledged Bonds, an amount equal to the principal amount of the Pledged Bonds, plus accrued interest on all Advances and other amounts then outstanding with respect to the Pledged Bonds, on the date the Bank shall demand compliance with this Section.

          SECTION 14.  Remedies upon Default.  If any Event of
Default shall have occurred and be continuing:

          (a) The Bank may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Bank or on its behalf as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank or on its behalf as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 15) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank or on its behalf and remaining after payment and performance in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus promptly, but in any event within two Business Days of the receipt thereof.

          SECTION 15. Expenses. The Pledgor will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any agents, which the Bank may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Bank hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and not exclusive of any rights or remedies provided by law.

          SECTION 17. Amendments, Modifications and Waivers with Respect to Obligations. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Bank may be rescinded by the Bank and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Bank, and the Reimbursement Agreement, the Letter of Credit or any collateral security documents or guarantees or documents in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Bank may deem advisable from time to time, and any collateral security at any time held by the Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Subject to Section 12 hereof, the Bank shall have no obligation to protect, secure, perfect or insure any other collateral security document or property subject thereto at any time held as security for the Obligations. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Bank upon this Agreement, and the Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between the Pledgor and the Bank shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgor with respect to the Obligations.

          SECTION 18. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including tested telex) and, if to the Pledgor, telexed or delivered to it, return receipt requested, addressed to it at the address of the Pledgor specified in the Reimbursement Agreement; if to the Bank, telexed or delivered to it, return receipt requested, addressed to it at the address of the Bank specified in the Reimbursement Agreement; if to the Agent, to the Agent in care of the Trustee and if to the Trustee, Paying Agent or Remarketing Agent, telexed or delivered to it, addressed to it at the address of the Trustee, Paying Agent or Remarketing Agent specified in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when telexed or delivered, as the case may be, be effective upon receipt.

          SECTION 19. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment and performance in full (after the Credit Termination Date of the Letter of Credit) of the Obligations,
(ii) be binding upon the Pledgor, its successors and assigns, and
(iii) inure to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Bank may assign or otherwise transfer the Reimbursement Agreement and this Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the payment and performance in full (after the Credit Termination Date of the Letter of Credit) of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 21. Appointment of Agent. The Bank hereby appoints and authorizes Rhode Island Hospital Trust National Bank to act as its agent and bailee (the "Agent") hereunder in connection with the Bank's lien and security interest in the Pledged Bonds. Rhode Island Hospital Trust National Bank hereby accepts such appointment as the Agent of the Bank. With respect to the Pledged Bonds, the Agent undertakes to perform only such duties as are expressly set forth herein. The Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder by the Bank and believed by it to be genuine and to have been signed or presented by the proper party. The Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the provisions of this Agreement and the opinion of such counsel. The Bank agrees to indemnify the Agent for, and to hold it harmless against, any loss, liability or expense incurred on the part of the Agent which arises out of or in connection with the administration of this Agreement and its duties hereunder, other than any such loss, liability or expense incurred as a result of gross negligence or willful misconduct on the part of the Agent.

          SECTION 22.  Governing Law; Terms.  This Agreement
shall be governed by and construed in accordance with the internal laws of the State of New York. Unless otherwise defined herein or in the Reimbursement Agreement, terms defined in
Article 9 of the UCC in effect from time to time in the State of New York are used herein as therein defined.

          SECTION 23. Execution in Counterparts. This Agreement may be executed in separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

           IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date and year first above written.

                    NEWPORT ELECTRIC CORPORATION



                    By____________________________
                      Title:



Agreed as of the date
  first above written:


CANADIAN IMPERIAL BANK OF COMMERCE,
  NEW YORK AGENCY, as the Bank


By_________________________________
     Vice President


RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, as the Agent and the Paying Agent



By_________________________________
  Title:





                                                         EXHIBIT E

                          SUBSIDIARIES

                              None.